Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation in the previously filed Registration Statement of Quest Energy Partners, L.P. (the “Partnership”) on Form S-8 (File No. 333-148159) of our reports dated March 28, 2008 related to (i) the consolidated financial statements of the Partnership and (ii) the carve out financial statements of the Predecessor, appearing in this Annual Report on Form 10-K of the Partnership.
/s/ Murrell, Hall, McIntosh & Co. PLLP
Murrell, Hall, McIntosh & Co. PLLP
Oklahoma City, Oklahoma
March 28, 2008